Addition Closing Addendum No. 3 to Share Purchase Agreement

This Addendum (the "Addendum") is entered into as of March 20, 2007 by and among Radview Software Ltd., an Israeli corporation, corporate registration number 51-162795-2 (the "Company") and Fortissimo Capital Fund GP, L.P. on behalf of the several partnerships in which it serves as the general partner, (the "Investor"), as an addendum to that certain Share Purchase Agreement entered into by and among the Company and the Investors (as therein defined, and for the purpose of this Addendum, the "SPA Investors") on April 4, 2006 (the "SPA").

                              W I T N E S S E T H:

      WHEREAS, the Company and the SPA Investors entered into the SPA under which, inter alia, at the First Closing: (i) the SPA Investors purchased from the Company 25,000,000 Acquired Shares, at a purchase price of US$0.03 per share and for an aggregate purchase price of US$750,000, and (ii) the Company issued to the SPA Investors 18,750,000 Warrants, exercisable into 18,750,000 Warrant Shares, for an exercise price of US$0.04 per Warrant Share; and

      WHEREAS, pursuant to section 3 of the SPA, during a period ending 18 months following the First Closing, each SPA Investor may, at its sole discretion, invest, in one or more investment transactions additional amounts, amounting in the aggregate, for all SPA Investors, to a total of US $2,250,000; and

      WHEREAS, the parties hereto entered into Addendum No. 1 to the SPA and in connection therewith, the Investor invested $700,000 in the Company, and an additional $500,000 was invested in accordance with the terms of Addendum No. 2; and

      WHEREAS, the Investor wishes to make an additional investment in the Company under the terms and conditions set forth in the SPA, and has, in accordance with Section 3.1 of the SPA, set the amount of the Additional Purchase Price at $500,000; and

      WHEREAS, in consideration for the Additional Purchase Price, the Company is to issue to the Investor Additional Acquired Shares and Additional Warrants to purchase Additional Warrant Shares;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.    INTERPRETATION; DEFINITIONS

1.1   The Recitals and Schedules hereto constitute an integral part hereof.

1.2 The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

1.3 Capitalized terms used herein and not otherwise defined shall have the meaning as set forth in the SPA.

2.    SALE OF ADDITIONAL SHARES

2.1 At the Additional Closing, the Company shall issue and allot to the Investor, and the Investor shall purchase from the Company that number of the Company's Additional Acquired Shares, set opposite the Investor's name in the Amended Schedule A, at a purchase price of US $0.03 per share.

2.2 In addition to the Additional Acquired Shares, at the Additional Closing, the Company shall issue to the Investor that number of Additional Warrants to purchase additional Warrant Shares, set opposite the Investor's name in the Amended Schedule A, at an exercise price of US$0.04 per Additional Warrant Share. The Additional Warrants shall be in the form attached as
      Schedule 5.2.1(c) to the SPA.

2.3 The Company hereby represents and warrants that the Additional Acquired Shares and the Additional Warrants shall be, when issued in accordance with the terms and conditions of the SPA and this Addendum, duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive right, third party rights and Encumbrances.

3.    THE ADDITIONAL CLOSING

      The transactions contemplated herein shall take place on March 20, 2007 (the "Additional Closing"), to be held at the offices of Amit, Pollak, Matalon & Co., NYP Tower 19th Floor, 17 Yitzhak Sade St., Tel Aviv, Israel, or at such other date, time and place as the parties shall have mutually agreed to.

      3.1 At the Additional Closing, the following transactions shall occur simultaneously:

            3.1.1 The  following  documents  shall  have  been  provided  to the
                  Investor:

                  (a) Validly issued share certificates for the Additional Acquired Shares in the name of the Investor, together with signed notices to the Registrar of Companies regarding the Additional Acquired Shares; and
                  (b) The Additional Warrants, duly executed by the Company and issued to the Investor, in the amounts set forth in the Amended Schedule A;

            3.1.2 The Investor shall pay to the Company its  proportional  share of the Additional Purchase Price as set next to its name in the Amended Schedule A, by way of a bank transfer to the Company's account, pursuant to wiring instructions given in writing by the Company prior to the Additional Closing.

4.    NEW OPTIONS

4.1 In consideration of Fortissimo accelerating each Additional Closing, the Company will use its best efforts to obtain shareholder approval at its next shareholder meeting in order to approve the grant of a new option (the "New Option") to Fortissimo that will provide to Fortissimo an option to acquire the identical amount of shares and warrants at the same terms as were available to Fortissimo at each Additional Closing.

4.2 In the event that the grant of a New Option is approved by the shareholders of the Company, the Company shall have the ability to acquire the Additional Shares and the Additional Warrants that were issued to Fortissimo at each Additional Closing with respect to which a New Option was granted, at the same price at which such securities were acquired plus 8% interest per annum for a period of twelve months from the date the new Option was issued.

5. OTHER PROVISIONS

5.1 Each of the parties hereto hereby represents that this Addendum constitutes the valid, binding and enforceable obligation of such party and that execution, delivery and performance of the obligations of such party hereunder have been duly authorized by all necessary corporate actions.

5.2 Other than as explicitly provided herein, nothing herein shall be deemed to amend or derogate in any manner from the terms and provisions of the SPA and the Schedules thereto, which shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has signed this Second Addendum as of the date first written hereinabove.

Radview Software Ltd                     Fortissimo Capital Fund GP LP.
                                         By: Fortissimo Capital (GP) Management
By: ____________________                 Fund Ltd, its general partner

Name: _________________                  By: ______________________
                                         Name: Yuval Cohen
Title: ___________________               Title: Director

                               Amended Schedule A




                                                           Original Investment                           Addendum No. 1
                                                 ---------------------------------------  ------------------------------------------
    Name of       Address                         Portion of     Number of     Number of   Portion of     Number of      Number of
   Investor                                     Purchase Price   Acquired      Warrants    Additional     Additional     Additional
                                                    in US$        Shares                 Purchase Price   Acquired       Warrants
                                                                                              in US$       Shares
---------------  ------------------------------  -------------  ------------  ----------  -------------  ----------- ---------------
Fortissimo        c/o Marc Lesnick
Capital Fund, LP  Fortissimo Capital Management       $ 20,063       668,773     501,580    $    24,968      832,267       624,200
                  Ltd.
                  14 Hamelacha Street
                  Park Afek, Rosh Haayin 48091
                  Fax: +972-3-9157411

Fortissimo        c/o Marc Lesnick                    $506,090    16,869,681  12,652,261    $   629,801   20,993,367    15,745,025
Capital Fund      Fortissimo Capital Management
(Israel), LP      Ltd.
                  14 Hamelacha Street
                  Park Afek, Rosh Haayin 48091
                  Fax: +972-3-9157411

Fortissimo        c/o Marc Lesnick
Capital Fund      Fortissimo Capital Management
(Israel-DP), LP   Ltd.                                $ 36,346     1,211,545     908,659    $    45,231    1,507,700     1,130,775
                  14 Hamelacha Street
                  Park Afek, Rosh Haayin 48091
                  Fax: +972-3-9157411

Yehuda Zisapel    24 Raoul Wallnberg Street           $125,000     4,166,667   3,125,000    $         0            0             0
                  Tel-Aviv 69719, Israel
                  Fax: +972-3-6440639
                  Cc: Yael Langer, Adv.
                  RAD Bynet Group Legal
                  Department
                  24 Raoul Wallenberg St.
                  Tel-Aviv 69719, Israel
                  Fax: +972-3-6498248

Shem Basum Ltd.   C/o Shai Beilis                     $ 50,000     1,666,667   1,250,000    $         0            0             0
                  8 Hanna Senesh St.
                  Kfar Saba
                  Fax: +972-9-960-1818
                  E-mail:
                  shai@FormulaVentures.com

Michael Chill     210 West 89th Street                $ 12,500       416,667     312,500    $         0            0             0
                  Apt. 4-N, New York NY 10024
                  Email:
                  mchill@paramountbio.com
                  Phone: 212-554-4211
                  Cell: 646-245-2457
---------------  ------------------------------  -------------  ------------  ----------  -------------  -----------   ------------
                  Total                                750,000    25,000,000  18,750,000    $   700,000   23,333,334    17,500,000


                                   Addendum No. 2                          Addendum No. 3                           TOTAL
                 ---------------------------------------   ----------------------------------------   ------------------------------
                   Portion of     Number of     Number of    Portion of      Number of     Number of  Portion of Total  Total Number
                    Additional    Additional   Additional    Additional     Additional    Additional   Purchase Price    of Acquired
    Name of      Purchase Price    Acquired     Warrants    Purchase Price   Acquired      Warrants       in US$           Shares
   Investor           in US$        Shares                     in US$         Shares
---------------- -------------  -----------  -----------   --------------   ---------     ----------  ---------------  -------------
Fortissimo
Capital Fund, LP    $  7,321       244,033      183,025      $ 18,113          603,767       452,825    $   70,465        2,348,840

Fortissimo
Capital Fund        $460,364    15,345,467   11,509,100      $449,586       14,986,200    11,239,650    $2,045,841       68,194,715
(Israel), LP

Fortissimo          $ 32,315     1,077,167      807,875      $ 32,301        1,076,700       807,525    $  146,193        4,873,112
Capital Fund
(Israel-DP), LP

Yehuda Zisapel      $      0             0            0      $      0                0             0       125,000        4,166,667

Shem Basum Ltd.     $      0             0            0      $      0                0             0    $   50,000        1,666,667

Michael Chill       $      0             0            0      $      0                0             0    $   12,500          416,667
                    --------    ----------   ----------      --------       ----------    ----------    ----------       ----------
                    $500,000    16,666,667   12,500,000      $500,000       16,666,667    12,500,000    $2,450,000       81,666,668






    Name of         Total Number
   Investor          of Warrants
----------------    ------------

Fortissimo
Capital Fund, LP     1,761,630

Fortissimo
Capital Fund        51,146,036
(Israel), LP

Fortissimo           3,654,834
Capital Fund
(Israel-DP), LP

Yehuda Zisapel       3,125,000


Shem Basum Ltd.      1,250,000

Michael Chill          312,500
                    ----------


                    61,250,000